As filed with the Securities and Exchange Commission on February 14, 2012

Registration No.: 333-179466

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALIFORNIA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1000	83-0483725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

California Gold Corp.

4515 Ocean View Blvd., Suite 305

La Cañada, CA 91011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Davidson

California Gold Corp.

4515 Ocean View Blvd., Suite 305

La Cañada, CA 91011

(818) 542-6891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY 10022

(212) 400-6900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Shares(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Secondary Offering Common stock, par value $0.001 per share	38,739,129 shares	$0.064	$2,479,304	$284.13
Primary Offering Common stock, par value $0.001 per share	25,000,000 shares	$0.064	$1,600,000	$183.36
Total			$4,079,304	$467.49

(1)	Consists of 38,739,129 shares of our common stock issuable upon the exercise of outstanding warrants. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2)	Includes up to 25,000,000 shares, which may be offered by the Registrant commencing promptly after effectiveness, on a continuous basis, at a price to be determined, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of other securities that may be so offered by the Registrant, including under any applicable anti-dilution provisions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on $0.064, the average of the high and low prices on the OTC Bulletin Board on February 9, 2012. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

(4)	Filing fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-1 of California Gold Corp. (the “Company”), is being filed solely to furnish as Exhibits to the Registration Statement certain financial statements in eXtensible Business Reporting Language, as required by Rule 405 of Regulation S-T.

No changes have been made to the Registration Statement other than the furnishing of Exhibit 101.INS, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE described above.

Item 16.  Exhibits.

The following exhibits are filed as part of this Registration Statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this Registration Statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Registration Statement and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	SEC Report Reference Number	Description
2.1	2.1	Agreement and Plan of Merger and Reorganization dated July 11, 2007, among the Registrant, Cromwell Uranium Holdings, Inc. and Cromwell Acquisition Corp. (1)
3.1	3.1	Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on August 29, 2007 (2)
3.2	3.1	Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on March 9, 2009 (3)
3.3	10.3	Certificate of Designation of Series A Convertible Preferred Stock as filed with the Nevada Secretary of State on December 23, 2010 (4)
3.4	10.4	Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on December 30, 2010 (5)
3.5	3.2	By-Laws of Registrant (6)
4.2	10.17	Form of Investor Warrant dated July 11, 2007, for purchase of Registrant’s common stock (1)

Exhibit No.	SEC Report Reference Number	Description
4.3	10.3	Reversal Loan Promissory Note dated August 8, 2007 between the Registrant and Cromwell Uranium Holdings, Inc. (7)
4.4	4.4	Form of 0% Promissory Note of the Registrant dated September 9, 2009 through December 10, 2009 (12)
4.5	4.1	Form of 10% Promissory Note of the Registrant dated March 22, 2010 (8)
4.6	4.6	Form of 0% Convertible Promissory Note of the Registrant dated September 16, 2010 (12)
4.7	10.2	Form of Investor Warrant Dated December, 2010 for purchase of Registrant’s common stock (4)
5.1	5.1	Opinion of Gottbetter & Partners, LLP (14)
10.1	10.1	Registrant’s 2007 Stock Option Plan adopted June 15, 2007, as amended December 21, 2010 (12)
10.2	10.2	Form of 2007 Stock Option Plan Option Agreement (12)
10.3	10.15	Registration Rights Agreement dated July 11, 2007 among Registrant and the persons named therein (1)
10.4	10.1	Reversal Agreement dated August 8, 2007 between the Registrant, Robert McIntosh and Cromwell Uranium Holdings, Inc. (2)
10.5	10.2	Reversal Loan and Control Share Pledge and Security Agreement dated August 8, 2007 between the Registrant, Robert McIntosh and Cromwell Uranium Holdings, Inc. (5)
10.6	10.1	Restricted Stock Purchase Agreement dated November 12, 2007 between the Registrant and James D. Davidson (9)
10.7	10.1	Form of Subscription Agreement dated September __, 2008 among the Registrant, Gottbetter & Partners, LLP, as escrow agent, and the investors named therein (10)
10.8	10.8	Form of 12 month 0% Promissory Note Loan Agreement dated September __. 2009 by and among the Registrant and the Lenders named therein (12)
10.9	10.2	Form of 12 month 10% Promissory Note Loan Agreements dated December 10. 2009 and March 5, 2010 by and among the Registrant and the Lenders named therein (8)
10.10	10.10	Form of 12 month 0% Convertible Promissory Note Loan Agreement dated September 16, 2010 by and among the Registrant and the Lenders named therein (12)

Exhibit No.	SEC Report Reference Number	Description
10.11	10.11	Form of Amendment to Promissory Notes Agreement dated October 29, 2010 by and among the Registrant and the Lenders named therein (12)
10.12	10.1	Form of Subscription Agreement among the Registrant, Gottbetter & Partners, as Escrow Agent, and purchasers of Registrant’s common stock (4)
10.13	10.4	Form of Subscription Agreement among the Registrant, Gottbetter & Partners, as Escrow Agent, and purchasers of Registrant’s Series A preferred Stock (4)
10.14	10.5	Form of Subscription Agreement Addendum of the Registrant dated December 22, 2010
10.15	10.15	Share Cancellation Agreement dated December 22, 2010 between the Registrant and James D. Davidson (12)
10.16	10.16	Consulting Agreement dated October 15, 2010 between the Registrant and Edward Karr (12)
10.17	10.17	Settlement Agreement dated December 15, 2010 between the Registrant and Gottbetter & Partners, LLP (12)
10.18	10.18	Administrative Services Agreement dated January 1, 2011 between the Registrant and Incorporated Communications Services (12)
10.19	10.19	Consulting Agreement dated January 17, 2011 between the Registrant and George Duggan (12)
10.20	10.20	Form of Consulting Agreement dated January 18, 2011 between the Registrant and Consultant (12)
10.21	10.21	Consulting Agreement dated January 28, 2011 between the Registrant and James D. Davidson (12)
10.22	10.22	Property Option Agreement dated February 11, 2011 among the Registrant, Mexivada Mining Corp. and the other parties named therein (12)
10.23	10.23	Form of Surface Rights Agreement dated May 2011 (English translation) (13)
10.24	10.24	Amendment dated June 6, 2011 to Consulting Agreement dated January 28, 2011 between the Registrant and James D. Davidson (13)
10.25	10.25	Consulting Agreement dated June 6, 2011 between the Registrant and Michael Baybak (13)
14.1	14.1	Code of Ethics (1)
16.1	16.1	Letter from Davis Accounting Group, P.C., dated July 8, 2010 to the SEC regarding statements included in Form 8-K (11)

Exhibit No.	SEC Report Reference Number	Description
21	21	List of Subsidiaries (12)

23.1	23.1	Letter of Consent from Independent Registered Public Accounting Firm, MaloneBailey, LLP (14)

23.2	23.2	Letter of Consent from Gottbetter & Partners, LLP (included in Exhibit 5.1) (14)

101.NS	*	XBRL Instance Document

101.SCH	*	XBRL Taxonomy Extension Schema Document

101.CAL	*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

(1)	Filed with the SEC on July 13, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(2)	Filed with the SEC on August 9, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(3)	Filed with the SEC on March 11, 2009, as an exhibit, numbered as indicated above, to the Registrant’s quarterly report (SEC File No. 333-134549) on Form 10-Q, which exhibit is incorporated herein by reference.

(4)	Filed with the SEC on December 30, 2010, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(5)	Filed with the SEC on January 18, 2011, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K/A-1, which exhibit is incorporated herein by reference.

(6)	Filed with the SEC on May 30, 2006, as an exhibit, numbered as indicated above, to the Registrant’s registration statement (SEC File No. 333-134549) on Form SB-2, which exhibit is incorporated herein by reference.

(7)	Filed with the SEC August 9, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(8)	Filed with the SEC on June 14, 2010, as an exhibit, numbered as indicated above, to the Registrant’s quarterly report (SEC File No. 333-134549) on Form 10-Q, which exhibit is incorporated herein by reference.

(9)	Filed with the SEC on November 11, 2007, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(10)	Filed with the SEC on December 15, 2008, as an exhibit, numbered as indicated above, to the Registrant’s quarterly report (SEC File No. 333-134549) on Form 10-Q, which exhibit is incorporated herein by reference.

(11)	Filed with the SEC on July 9, 2010, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(12)	Filed with the SEC on May 17, 2011, as an exhibit, numbered as indicated above, to the Registrant’s annual report (SEC File No. 333-134549) on Form 10-K, which exhibit is incorporated herein by reference.

(13)	Filed with the SEC on August 10, 2011, as an exhibit, numbered as indicated above, to the Registrant’s current report (SEC File No. 333-134549) on Form 8-K, which exhibit is incorporated herein by reference.

(14)	Filed with the SEC on February 10, 2012 as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1, which exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 14, 2012.

California Gold Corp.

By:	/s/ James D. Davidson
Name:	James D. Davidson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James D. Davidson	Principal Executive and Financial Officer and Chairman of the	February 14, 2012
James D. Davidson	Board of Directors

/s/ David Rector	Director	February 14, 2012
David Rector

EXHIBIT INDEX

Exhibit No.	Description

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document